EXHIBIT 10.45

AGREEMENT

THIS AGREEMENT (the “Agreement”) is dated as of the 15th day of May, 2003, by and between QRS Corporation, a Delaware corporation (the “Company”) and Garen Staglin (“Mr. Staglin”).

RECITALS

WHEREAS, as of the Company’s annual meeting of stockholders on May 14, 2003, Mr. Staglin ceased to be a member of the Board of Directors of the Company (the “Board”);

WHEREAS the Company previously granted to Mr. Staglin the non-qualified stock options (the “Options”) set forth in Exhibit A hereto pursuant to the Company’s 1993 Stock Option/Stock Issuance Plan (as amended and restated, the “Plan”) and the stock option agreements dated as of the date of each grant, respectively (collectively, the “Option Agreements”); and

WHEREAS, in connection with Mr. Staglin’s retirement as a member of the Board, Mr. Staglin and the Company desire to amend the terms of the Option Agreements to provide for accelerated vesting of certain of the Options, and the extension of the termination date for such options:

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.    Notwithstanding anything to the contrary set forth in the Plan or in any of the Option Agreements, the vesting of Mr. Staglin’s option to purchase an aggregate of 40,000 shares of Common Stock of the Company, pursuant to the Options dated January 2, 2001, July 26, 2001 and January 2, 2002 (collectively, the “Accelerated Options”), shall be accelerated as of the execution of this Agreement such that he shall be entitled to exercise such Accelerated Options for that number of shares that would have vested had he continued to serve on the Board until August 31, 2004. For the sake of clarity, effective upon the execution of this Agreement (a) Mr. Staglin shall be entitled to purchase up to 36,666 shares of the Common Stock granted pursuant to the Accelerated Options, and (b) his option to purchase the remaining 3,334 shares that would have been unvested as of July 31, 2004 under the Accelerated Options shall immediately terminate.

2.    Notwithstanding anything to the contrary in the Plan or the Option Agreements, unless previously exercised, the Accelerated Options shall terminate, and Mr. Staglin shall have no further right to exercise the Accelerated Options, at any time after November 30, 2004.

3.    Except as otherwise set forth herein, the terms of the Option Agreements shall survive the execution and delivery of this Agreement.

4.    As part of this Agreement, QRS Corporation has agreed that director indemnification provided by the Company will remain in force covering the period of Mr. Staglin’s Board services in accordance with the terms of his written Indemnification Agreement with the Company and the Company’s Bylaws.

5.    This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California, as applied to agreements entered into, and to be performed entirely in such state, between residents of such state.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

QRS CORPORATION

By:	/s/
Elizabeth A. Fetter President and CEO

/s/
Garen Staglin

Exhibit A

Options as of 5/15/03 and 8/31/04

Personnel Option Status	QRS Corporation
ID: 68-0102251
1400 Marina Way, South
Richmond, CA 94804

AS OF 5/15/03

Garen Staglin

1570 Bella Oaks Lane

Rutherford, CA USA 94573

Number	Option Date	Plan	Type	Granted	Price	Exercised	Vested	Cancelled	Unvested	Outstanding	Exercisable
00000287	7/1/91	1990	NQ	72,000	$0.166667	72,000	72,000	0	0	0	0
00000378	7/22/94	1993	NQ	7,500	$6.913333	3,750	7,500	0	0	3,750	3,750
00000390	5/22/95	1993	NQ	7,500	$12.750000	1,875	7,500	0	0	5,625	5,625
00000426	5/24/96	1993	NQ	7,500	$24.375000	0	7,500	0	0	7,500	7,500
00000492	5/30/97	1993	NQ	7,500	$25.166667	0	7,500	0	0	7,500	7,500
00000669	5/5/98	1993	NQ	7,500	$30.583333	0	7,500	0	0	7,500	7,500
00000940	5/3/99	1993	NQ	15,000	$36.666667	0	15,000	0	0	15,000	15,000
00000965	5/11/99	1993	NQ	7,500	$43.166667	0	0	7,500	0	0	0
00000979	5/14/99	1993	NQ	22,500	$43.166667	0	0	22,500	0	0	0
00001297	1/3/00	1993	NQ	30,000	$103.000000	0	0	30,000	0	0	0
00001988	1/2/01	1993	NQ	20,000	$12.750000	0	14,166	0	5,834	20,000	14,166
00002066	7/26/01	1993	NQ	10,000	$15.850000	0	5,625	0	4,375	10,000	5,625
002127	1/2/02	1993	NQ	10,000	$13.600000	0	4,583	0	5,417	10,000	4,583

				224,500		77,625	148,874	60,000	15,626	86,875	71,249

Information Currently on File
Tax	Rate %	Option SDS Broker	Registration	Alternate Address

QRS Corporation	PERSONNEL SUMMARY
AS OF 8/31/04

ID is equal to

Name	ID	Option Number	Option Date	Plan/ Type	Shares	Price	Exercised	Vested	Cancelled	Unvested	Outstanding	Exercisable
Staglin, Garen		00000287	7/1/91	1990/NQ	72,000	$0.166667	72,000	72,000	0	0	0	0
		00000378	7/22/94	1993/NQ	7,500	$6.913333	3,750	3,750	3,750	0	0	0
		00000390	5/22/95	1993/NQ	7,500	$12.750000	1,875	7,500	0	0	5,625	5,625
		00000426	5/24/96	1993/NQ	7,500	$24.375000	0	7,500	0	0	7,500	7,500
		00000492	5/30/97	1993/NQ	7,500	$25.166667	0	7,500	0	0	7,500	7,500
		00000669	5/5/98	1993/NQ	7,500	$30.583333	0	7,500	0	0	7,500	7,500
		00000940	5/3/99	1993/NQ	15,000	$36.666667	0	15,000	0	0	15,000	15,000
		00000965	5/11/99	1993/NQ	7,500	$43.166667	0	0	7,500	0	0	0
		00000979	5/14/99	1993/NQ	22,500	$43.166667	0	0	22,500	0	0	0
		00001297	1/3/00	1993/NQ	30,000	$103.000000	0	0	30,000	0	0	0
		00001988	1/2/01	1993/NQ	20,000	$12.750000	0	20,000	0	0	20,000	20,000
		00002066	7/26/01	1993/NQ	10,000	$15.850000	0	8,958	0	1,042	10,000	8,958
		002127	1/2/02	1993/NQ	10,000	$13.600000	0	7,708	0	2,292	10,000	7,708

Account Staglin, Garen					224,500		77,625	157,416	63,750	3,334	83,125	79,791

			TOTALS		224,500		77,625	157,416	63,750	3,334	83,125	79,791